                                                                   EXHIBIT 10.36


                              AMENDMENT NO. 3 TO
                          REVOLVING CREDIT AGREEMENT
                            AND SECURITY AGREEMENT

     This AMENDMENT NO. 3 (this "Amendment"), dated as of December 24, 1997 by
                                 ---------
and among BANKVEST CAPITAL CORP. ("BankVest" or a "Borrower"), a Massachusetts
                                   --------        --------
corporation having its principal place of business at 114 Turnpike Road, Westboro, MA 01581, LEASEVEST CAPITAL CORP. ("LeaseVest" or a "Borrower" and,
                                              ---------        --------
together with BankVest, the "Borrowers"), a Massachusetts corporation having its
                             ---------
principal place of business at 114 Turnpike Road, Westboro, MA 01581, and BANKBOSTON, N.A. (f/k/a The First National Bank of Boston) (the "Bank"), a
                                                                 ----
national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110, amends (i) the Revolving Credit Agreement dated as of September 12, 1996, as amended as of January 1, 1997 and further amended as of December 5, 1997 (as so amended and as may be further amended and in effect from time to time, the "Credit Agreement") among the Borrowers and the Bank and (ii)
                   ----------------
the Security Agreement dated as of September 12, 1996, as amended as of December 5, 1997 (as so amended and as may be further amended and in effect from time to time, the "Security Agreement") among the Borrowers and the Bank.
           ------------------

     WHEREAS, the Borrowers and the Bank have agreed to modify and amend certain terms and conditions of the Credit Agreement and the Security Agreement, as specifically set forth in this Amendment;

     NOW, THEREFORE, in consideration of the foregoing premise and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

     (S)1.  DEFINITIONS.  Capitalized terms used herein and not otherwise
            -----------
defined herein have the meanings given to such terms in the Credit Agreement as amended hereby.

     (S)2.  AMENDMENTS TO THE CREDIT AGREEMENT.  The Credit Agreement is hereby
            ----------------------------------
amended as follows:

     (a) The following new definitions are inserted alphabetically in (S)1 of the Credit Agreement:

            Letter of Credit.  See (S)2A.1.1.
            ----------------

            Letter of Credit Application.  See (S)2A.1.1.
            ----------------------------

            Letter of Credit Fee.  See (S)2A.6.
            --------------------

            Maximum Drawing Amount.  The maximum aggregate amount that the
            ----------------------
     beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

          Reimbursement Obligation.  The Borrowers' joint and several obligation
          ------------------------
     to reimburse the Bank on account of any drawing under any Letter of Credit as provided in (S)2A.2.

          Uniform Customs.  With respect to any Letter of Credit, the Uniform
          ---------------
     Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          Unpaid Reimbursement Obligation.  Any Reimbursement Obligation for
          -------------------------------
     which the Borrowers do not reimburse the Bank on the date specified in, and in accordance with, (S)2A.2.

     (b) The definitions of "Commitment", "Loan Documents" and "Obligations" set forth in (S)1 of the Credit Agreement are amended and restated in their entirety as follows:

          Commitment.  The obligation of the Bank to make Revolving Credit Loans
          ----------
     to, and to issue, extend and renew Letters of Credit for the account of, the Borrowers hereunder up to an aggregate principal amount not to exceed $20,000,000, as such amount may be reduced from time to time or terminated hereunder.

          Loan Documents.  This Agreement, the Revolving Credit Note, the Letter
          --------------
     of Credit Applications and the Security Documents, in each case as from time to time amended or supplemented.

          Obligations.  All indebtedness, obligations and liabilities of
          -----------
     BankVest and its Subsidiaries to the Bank, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any of the Revolving Credit Loans or Letters of Credit or the Revolving Credit Note or other instruments at any time evidencing any thereof.

     (c) The definition of "Borrowing Base" set forth in (S)1 of the Credit Agreement is amended by deleting the words "Borrowing Base Report" and substituting in place thereof the words "Lease Receivables Designation Certificate".

     (d) The definitions of "Borrowing Base Report" and "Designated Lease Receivables Release Reports" set forth in (S)1 of the Credit Agreement are deleted in their entirety.

     (e) The definitions of "Lease Receivable Designation Certificate" set forth in (S)1 of the Credit Agreement is amended and restated in its entirety to read as follows:

          Lease Receivable Designation Certificate.  A report with respect to
          ----------------------------------------
     the Borrowers' Borrowing Base and pursuant to which the Borrowers grant liens on Lease Receivables to the Bank, in substantially the form attached hereto as Exhibit D.
               ---------

     (f) Section 2.1 of the Credit Agreement is amended by inserting after the parenthetical "(after giving effect to all amounts requested)" in the first sentence of such section, the words "plus the Maximum Drawing Amount and all
                                     ----
Unpaid Reimbursement Obligations".

     (g)  Section 2.2.1 of the Credit Agreement is amended by deleting clauses
(y) and (z) in the second sentence thereof and substituting in place thereof the following clause "a Lease Receivable Designation Certificate setting forth, among other things, the Borrowing Base and any newly designated Lease Receivables as of such date".

     (h) Section 2.5 of the Credit Agreement is amended by restating the fifth sentence thereof in its entirety as follows: "If at any time the total outstanding Revolving Credit Loans plus the Maximum Drawing Amount and all
                                   ----
Unpaid Reimbursement Obligations shall exceed the lesser of (i) the Commitment and (ii) the Borrowing Base, the Borrowers shall immediately pay the amount of such excess to the Bank for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide cash collateral for Reimbursement Obligations as contemplated by (S)2A.2(b) and (c).

     (i)  The Credit Agreement is further amended by inserting at the end of
(S)2 a new (S)2A as follows:

                          (S)2A.  LETTERS OF CREDIT.
                                  -----------------

     (S)2A.1.  LETTER OF CREDIT COMMITMENT.
               ---------------------------

               (S)2A.1.1.  COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the
                           -------------------------------------
     terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Bank's customary form (a "Letter of Credit Application"), the Bank, in reliance upon the representations and warranties of the Borrowers contained herein, agrees to issue, extend and renew for the account of the Borrowers one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $500,000 at any one time and (b) the sum of
     (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Commitment and (B) the Borrowing Base.

               (S)2A.1.2.  LETTER OF CREDIT APPLICATIONS.  Each Letter of Credit
                           -----------------------------
     Application shall be completed to the satisfaction of the Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

               (S)2A.1.3.  TERMS OF LETTERS OF CREDIT. Each Letter of Credit
                           --------------------------
     issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

     (S)2A.2.  REIMBURSEMENT OBLIGATION OF THE BORROWERS.  In order to induce
               -----------------------------------------
the Bank to issue, extend and renew each Letter of Credit, the Borrowers hereby jointly and severally agree to reimburse or pay to the Bank with respect to each Letter of Credit issued, extended or renewed by the Bank hereunder,

            (a) except as otherwise expressly provided in (S)2A.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Bank, or the Bank otherwise makes a payment with respect to such draft, (i) the amount paid by the Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)9, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations.

All payments hereunder may be made by the Borrowers with the proceeds of Revolving Credit Loans, provided that the Borrowers are not then in default hereunder and the limitation set forth in (S)2A1.1(b) would not thereby be exceeded. Each such payment shall be made to the Bank at the Bank's head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this (S)2A.2 at any time from the date such amounts become due and payable (whether as stated in this (S)2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in (S)3.7 for overdue principal on the Revolving Credit Loans.

     (S)2A.3.  LETTER OF CREDIT PAYMENTS.  If any draft shall be presented or
               -------------------------
other demand for payment shall be made under any Letter of Credit, the Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of the Bank to the Borrowers shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     (S)2A.4.  OBLIGATIONS ABSOLUTE.  The Borrowers' obligations under this
               --------------------
(S)2A shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Bank, or any beneficiary of a Letter of Credit. Each Borrower further agrees with the Bank that the Bank shall not be responsible for, and the Borrowers' Reimbursement Obligations under
(S)2A.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon as long as such documents comply on their face with the requirements of the Letter of Credit, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among either Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of either Borrower against the beneficiary of any Letter of Credit or any such transferee except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Bank. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Bank. Each Borrower agrees that any action taken or omitted by the Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon such Borrower and shall not result in any liability on the part of the Bank to such Borrower.

     (S)2A.5.  RELIANCE BY ISSUER.  To the extent not inconsistent with (S)2A.4,
               ------------------
the Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.

     (S)2A.6.  LETTER OF CREDIT FEE.  The Borrowers shall pay a fee (in each
               --------------------
case, a "Letter of Credit Fee") to the Bank quarterly in arrears on the first day of each fiscal quarter of the Borrowers for the immediately preceding fiscal quarter of the Borrowers (i) in respect of each standby Letter of Credit in an amount equal to two percent (2.00%) per annum of the face amount of each standby Letter of Credit plus the Bank's customary issuance, amendment and other
                 ----
administrative processing fees, and (ii) in respect of each documentary Letter of Credit in an amount equal to two percent (2.00%) per annum on the face amount of such documentary Letter of Credit, plus the Bank's customary issuance,
                                      ----
amendment, time negotiation fee and other administrative processing fees.

     (j) Section 3.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

          3.3.  CHANGE IN CIRCUMSTANCES.  If, on or after the date hereof the
                -----------------------
     Bank determines that (i) the adoption of, or any change in, any applicable law, rule, regulation or guideline or the interpretation or administration thereof (whether or not having the force of law), or (ii) compliance by the Bank or its parent holding company with any guideline, request or directive (whether or not having the force of law), (A) shall subject the Bank to any tax, duty or other charge with respect to any Eurodollar Rate Loan, any Letter of Credit or the Revolving Credit Note, or shall change the basis of taxation of payments to the Bank of the principal of or interest on, Eurodollar Rate Loans or in respect of any other amounts due under this Agreement in respect of Eurodollar Rate Loans (other than with respect to taxes based upon the Bank's net income), or (B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Rate Loan any such requirement included in an applicable Eurocurrency Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank, or shall impose on the Bank or the London interbank market any other condition affecting Eurodollar Rate Loans, any Letter of Credit or the Revolving Credit Note, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Rate Loan or any Letter of Credit, or to reduce the amount of any sum received or receivable by the Bank under this Agreement, under any Letter of Credit or under the Revolving Credit Note with respect to any Revolving Credit Loan, by an amount reasonably deemed by the Bank to be material, then, upon demand by the Bank, the Borrowers jointly and severally agree to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank agrees to provide a certificate to the Borrowers as to any such costs, or reduction including calculations in reasonable detail.

     (k) Section 4 of the Credit Agreement is amended by inserting after the words "commitment fee" in the last sentence thereof the words "or Letter of Credit Fees".

     (l) Section 5 of the Credit Agreement is amended by restating the last sentence thereof in its entirety to read as follows: "Notwithstanding the foregoing, prior to the occurrence of a Default or Event of Default, the Bank will release its Lien on Designated Lease Receivables so long as prior to such release the Borrowers shall have delivered a Lease Receivable Designation Certificate dated the date of such release indicating that after giving effect to such release the outstanding principal amount of all Revolving Credit Loans does not exceed the Borrowing Base and to ensure that after giving effect to such release, the outstanding principal amount of Revolving Credit Loans does not exceed the Borrowing Base."

     (m)  Section 7.2 of the Credit Agreement is amended by:

          (i) inserting after the word "Borrowers" in the preamble thereof the words "and to issue, extend or renew any Letter of Credit";

          (ii) inserting before the semi-colon at the end of paragraph (d) thereof the phrase "or to issue, extend or renew such Letter of Credit"; and

          (iii) amended and restating in its entirety paragraph (e) of such section to read as follows:

                (e) the Bank shall have received a Lease Receivable Designation Certificate setting forth, among other things, the Borrowing Base as of the date of the Loan Request or request to issue, extend or renew such Letter of Credit.

     (n) Section 8.1 of the Credit Agreement is amended by deleting the preamble of such section in its entirety and substituting in place thereof the following:

          8.1.  AFFIRMATIVE COVENANTS.  Each of the Borrowers agrees that so
                ---------------------
     long as there are any Revolving Credit Loans, Unpaid Reimbursement Obligations or Letters of Credit outstanding and until the termination of the Commitment and the obligation of the Bank to issue, extend or renew any Letter of Credit and the payment and satisfaction in full of all the Obligations, each of the Borrowers will comply with its obligations as set forth throughout this Agreement and to:

     (o) Section 8.1(a)(v) of the Credit Agreement is amended and restated in its entirety to read as follows:

          (v) together with each Loan Request or request to issue, extend or renew a Letter of Credit, when designating new Lease Receivables as Designated Lease Receivables, upon the release of Designated Lease Receivables and, in addition, within ten (10) days after the end of each calendar month or at such earlier time as the Bank may request, a Lease Receivable Designation Certificate setting forth, among other things, the Borrowing Base as of the date of such Loan Request or request to issue, extend or renew a Letter of Credit, at the end of such calendar month or other date, as applicable, and providing materials supporting the calculation of such Lease Receivable Designation Certificate, including without limitation, lease agings, eligibility support, and lease detail;

     (p) Section 8.2 of the Credit Agreement is amended by deleting the preamble of such section in its entirety and substituting in place thereof the following:

          8.2.  NEGATIVE COVENANTS.  Each of the Borrowers agrees that so long
                ------------------
     as there are any Revolving Credit Loans, Unpaid Reimbursement Obligations or Letters of Credit outstanding and until the termination of the Commitment and the obligation of the Bank to issue, extend or renew any Letter of Credit and the payment and satisfaction in full of all the Obligations, neither of the Borrowers will:

     (q) Section 8.2(e) of the Credit Agreement is amended by deleting the words "Borrowing Base Report" and substituting in place thereof the words "Lease Receivable Designation Certificate".

     (r) Section 8.3 of the Credit Agreement is amended by deleting the preamble of such section in its entirety and substituting in place thereof the following:

          8.3.  FINANCIAL COVENANTS.  Each of the Borrowers agrees that so long
                -------------------
     as there are any Revolving Credit Loans, Unpaid Reimbursement Obligations or Letters of Credit outstanding and until the termination of the Commitment and the obligation of the Bank to issue, extend or renew any Letter of Credit and the payment and satisfaction in full of all the Obligations, neither of the Borrowers will:

     (s) Section 9(a) of the Credit Agreement is amended by inserting after the words "Revolving Credit Loans" the words "or any Reimbursement Obligation".

     (t) Sections 9(1) and (2) are amended and restated in their entirety to read as follows:

          (1) In the case of any Event of Default under clause (h) or (i), the Commitment shall automatically terminate and the Bank shall be relieved of all further obligations to make Revolving Credit Loans or to issue, renew or extend any Letters of Credit, and the entire unpaid principal amount of the Revolving Credit Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers and the Bank may require that cash be delivered to the Bank in the amount of the Maximum Drawing Amount to be held by the Bank as cash collateral for all Reimbursement Obligations; and

          (2) In the case of any Event of Default other than (h) and (i), the Bank may, by written notice to the Borrowers, terminate the Commitment and/or declare the unpaid principal amount of the Revolving Credit Loans, all interest accrued and unpaid thereon, all Unpaid Reimbursement Obligations and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and the Bank may require that cash be delivered to the Bank in the amount of the Maximum Drawing Amount to be held by the Bank as cash collateral for all Reimbursement Obligations.

     (u)  Exhibits B and E to the Credit Agreement are deleted in their
          ----------     -
entirety.

     (v)  Exhibit D to the Credit Agreement is substituted in its entirety by
          ---------
the Exhibit D attached hereto and all references contained in the Credit
    ---------
Agreement
and the other Loan Documents to Exhibit D to the Credit Agreement shall refer to
                                ----------
the Exhibit D attached hereto.
    ---------

     (S)3.  AMENDMENT TO THE SECURITY AGREEMENT.  The Security Agreement is
            -----------------------------------
hereby amended as follows:

     (a) Section 2.2 of the Security Agreement is amended by inserting after the word "Designated" in the last sentence thereof the word "Lease".

     (b) Section 6 of the Security Agreement is amended by deleting the words "Borrowing Base Report" in the second sentence thereof and substituting in place thereof the words "Lease Receivable Designation Certificate".

     (S)4.  AFFIRMATION BY THE BORROWERS.  Each of the Borrowers hereby ratifies
            ----------------------------
and confirms all of the Obligations and each of the Borrowers hereby affirms its absolute and unconditional joint and several promise to pay to the Bank the Revolving Credit Loans and all other amounts due under the Credit Agreement as amended hereby. Each of the Borrowers hereby confirms that the Obligations are and remain secured pursuant to the Security Documents to which such Borrower is a party.

     (S)5.  CONDITIONS TO EFFECTIVENESS.  The effectiveness of this Amendment
            ---------------------------
shall be conditioned upon the satisfaction of the following conditions precedent.

     (S)5.1.  DELIVERY OF DOCUMENTS.  The Borrowers shall have delivered to the
              ---------------------
Bank, contemporaneously with the execution hereof, or there shall have otherwise been delivered to the Bank, this Amendment executed and delivered by each of the Borrowers and the Bank.

     (S)5.2.  LEGAL FEES.  Each Borrower confirms and agrees that it shall pay
              ----------
or reimburse the Bank for all legal fees and disbursements of counsel for the Bank in connection with this Agreement.

     (S)6.  REPRESENTATIONS AND WARRANTIES.  Each of the Borrowers hereby
            ------------------------------
represents and warrants to the Banks as follows:

     (a) The representations and warranties of such Borrower contained in the Credit Agreement, as amended hereby were true and correct in all material respects when made and are and continue to be true and correct in all material respects on the date hereof, except that the financial statements referred to therein shall be the financial statements of such Borrower most recently delivered to the Agent, and except as such representations and warranties are affected by the transactions contemplated hereby.

     (b) The execution, delivery and performance by such Borrower of this Amendment and the consummation of the transactions contemplated hereby: (i) are within the corporate powers of such Borrower and have been duly authorized by all necessary corporate action on the part of such Borrower, (ii) to the best of such Borrower's knowledge, do not require any approval, consent of, or filing on the part of such Borrower with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity, (iii) do not violate any provisions of any order, writ, judgment, injunction, decree, determination or award presently in effect in which such Borrower is named, or any provision of the charter documents or by-laws of such Borrower, (iv) do not result in any breach of or constitute a default under any agreement or instrument to which such Borrower is a party or to which it or any of its properties are bound, including without limitation any indenture, loan or loan agreement, lease, debt instrument or mortgage, except for such breaches and defaults which would not have a material adverse effect on such Borrower and its Subsidiaries taken as a whole, and (v) except as specified in this Amendment, do not result in or require the creation or imposition of any mortgage, deed of trust, pledge or encumbrance of any nature upon any of the assets or properties of such Borrower.

     (c) This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

     (S)7.  MISCELLANEOUS.  Except as expressly set forth in this Amendment, all
            -------------
of the terms and provisions of the Revolving Credit Agreement shall remain in full force and effect. This Amendment may be executed in counterparts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Amendment shall become effective on the date on which all the conditions set forth in (S)5 shall have been satisfied (the "Effective Date").

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.


                                   BANKVEST CAPITAL CORP.



                                   By:___________________________________
                                      John P. Colton
                                      Executive Vice President


                                   LEASEVEST CAPITAL CORP.



                                   By:___________________________________
                                      John P. Colton
                                      Executive Vice President


                                   BANKBOSTON, N.A. (f/k/a The First
                                   National Bank of Boston)



                                   By:___________________________________
                                      Garrett M. Quinn, Vice President